Exhibit 99.1

Stock Yards Bancorp's Third Quarter 2017 Net Income Increases 12% to a Record $11.7 Million or $0.51 Per Diluted Share

LOUISVILLE, Ky.--(BUSINESS WIRE)--October 25, 2017--Stock Yards Bancorp, Inc. (NASDAQ: SYBT), parent company of Stock Yards Bank & Trust Company, with offices in the Louisville, Indianapolis and Cincinnati metropolitan markets, today reported record results for the third quarter and nine months ended September 30, 2017. Net income for the third quarter of 2017 increased 12% to $11.7 million or $0.51 per diluted share from $10.5 million or $0.46 per diluted share for the third quarter of 2016. Net income for the nine months ended September 30, 2017, increased 9% to $33.1 million or $1.44 per diluted share from $30.4 million or $1.34 per diluted share for the comparable 2016 period.

Favorable aspects of the Company's performance for the third quarter of 2017 included:

  The continued positive effect of solid loan growth over the past 12 months, which has increased the Company's net interest income nearly 6% compared with that for the third quarter of 2016;
  A six-basis-point increase in net interest margin sequentially from the second quarter of 2017;
  A reduction in the provision for loan losses as credit quality remained excellent;
  Steady growth in fee income from the Wealth Management and Trust Group;
  A tax benefit from the wind-down of a tax-credit partnership; and
  Solid returns on average assets and equity.

The following is a summary of the Company's reported results:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	Change	2017	2016	Change
Net income	$11,704,000	$10,467,000	12%	$33,097,000	$30,411,000	9%
Net income per share, diluted	$0.51	$0.46	11%	$1.44	$1.34	8%
Return on average equity	14.03%	13.47%		13.65%	13.51%
Return on average assets	1.53%	1.44%		1.47%	1.42%

"We are pleased to report that consistent loan growth together with an improving net interest margin, exceptional credit quality metrics and a steady performance by our Wealth Management and Trust Group all aligned to produce record earnings for the third quarter of 2017," said David P. Heintzman, Chairman and Chief Executive Officer. "In many ways, these results reflected the depth and breadth of our business, the benefit of diverse revenue streams, and the separate, yet complementary strengths of our three markets. Considering our loan pipeline going forward and a favorable business outlook for the remainder of the year, our progress through the first nine months of 2017 positions Stock Yards Bancorp to continue its record of consistent and predictable growth to remain among the top performing community banks in the country."

Heintzman noted that loan portfolio growth built further on the momentum experienced in the second quarter of 2017, driven by solid loan production that continued to exceed the average pace recorded over the last three years. While all of the Company's markets participated in this growth, Indianapolis, through excellent leadership and a growing lending team, led the way. Still, the conversion of loan production into portfolio growth continued to track below the exceedingly strong rate that characterized 2016 due to several factors, including principal repayments primarily related to commercial construction projects and borrowers who sold collateral or their business. Also, management believes that business owners remain more cautious about the longer-term direction of the economy, awaiting greater clarity on possible tax reform. Considering its loan pipeline, management anticipates continued momentum in net loan growth in the fourth quarter of 2017, although net loan growth could be challenging if loan payoffs persist at high levels.

Heintzman also noted the benefit of the Company's diverse revenue streams for the third quarter, as continued growth in fee-based income by wealth management and trust helped blunt the effect of slower mortgage banking environment. With approximately $2.75 billion of assets under management, wealth management and trust comprises almost half of the Company's fee-based income. Up 5% for the third quarter and 7% through the first nine months of 2017, its growth continues to reflect primarily the addition of new customer relationships along with ongoing stock market gains.

Concluding, Heintzman said, "We are very pleased with Stock Yards Bancorp's achievements through the first nine months of the year, which reflect the Company's strong market positions, leadership in key lending sectors combined with excellent asset quality, and the competitive advantage of a superior platform for fee-based income. These factors have combined to drive higher earnings throughout the year and, together with the loan pipeline we have in place, provide a foundation for continued growth and a solid conclusion to 2017 and start for 2018."

Total assets increased $217.2 million or 7% at September 30, 2017, to $3.16 billion from $2.94 billion at September 30, 2016. Ongoing growth in the Company's loan portfolio accounted for a significant portion of this increase, as the portfolio rose $112.4 million or 5% to $2.34 billion at September 30, 2017. Increasing deposit balances continue to provide substantial support for the Company's balance sheet growth; total deposits advanced $91.4 million or 4% to $2.48 billion at September 30, 2017, as Stock Yards Bank & Trust continues to attract new customers and experience growth with existing customers across most account categories. Core deposits, which exclude brokered deposits and time deposits greater than $250,000, held steady at 99% of total deposits as of September 30, 2017.

At the end of the third quarter of 2017, Stock Yards Bancorp remained "well capitalized" – the highest capital rating for financial institutions. The Company's tangible common equity ratio as of September 30, 2017, was 10.54% (tangible common equity is a non-GAAP financial measure; see reconciliation of total stockholders' equity to tangible common equity and total assets to tangible assets later in this release). Despite such a high rate, the Company still produces industry-leading returns on equity due to its superior earnings performance. With this capital strength, Stock Yards Bancorp continues to pursue strategies to enhance stockholder value, including a substantial and sustained dividend payout ratio. In August 2017, Stock Yards Bancorp's Board of Directors continued the higher rate of $0.20 per common share set by the Board in May 2017.

Net interest income – the Company's largest source of revenue – increased approximately $1.4 million or 6% to $26.2 million in the third quarter of 2017 from $24.8 million in the prior-year quarter. The increase reflected ongoing growth in the Company's loan portfolio and higher interest rates on earning assets, net of the impact of a rise in funding costs, primarily in the form of higher deposit rates. Net interest income increased $4.4 million or 6% to $76.6 million in the first nine months of 2017 from $72.2 million in the prior-year period.

On a sequential-quarter basis, net interest income increased $932 thousand or 4% from the second quarter of 2017, while net interest margin (on a fully tax-equivalent basis) was 3.66% compared with 3.60% in the second quarter of 2017 and 3.65% in the third quarter of 2016. The sequential improvement in net interest margin for the third quarter reflected the positive impact of a 25-basis-point rate increase in June 2017. That hike, which increased the prime rate to 4.25%, pushed virtually all variable rate loans in the Company's portfolio through any remaining rate floors. Approximately 61% of the Company's loans are priced at fixed rates, so future rate increases will begin to benefit the Company with respect to this part of the portfolio as existing fixed-rate loans renew and new fixed-rate loans originate at higher rates. Management estimates that the next increase in the prime rate, assuming it is 25 basis points as in the past and deposit rates begin to rise in response to competitive pressures, will be revenue neutral.

The Company's solid asset quality metrics, which have trended within a narrow range over the past several years, remained at historically strong levels for the third quarter of 2017. Non-performing loans (NPLs) totaled $6.1 million or 0.26% of total loans outstanding at September 30, 2017, versus $6.1 million or 0.26% of total loans outstanding at June 30, 2017, and $8.0 million or 0.36% of total loans outstanding at September 30, 2016. Similarly, non-performing assets, which include NPLs along with other real estate owned (OREO) and repossessed assets, were $8.7 million or 0.28% of total assets at September 30, 2017, down from $9.3 million or 0.30% of total assets at June 30, 2017, and $13.0 million or 0.44% of total assets at September 30, 2016. Net charge-offs in the third quarter of 2017 totaled $317 thousand versus a net recovery of charge-offs in the second quarter of 2017 of $34 thousand and net charge-offs of $22 thousand in the third quarter of 2016. The Company is very pleased with these strong asset quality metrics; however, management recognizes the cyclic nature of banking and believes these metrics will normalize over the long term.

The Company recorded a loan loss provision of $150 thousand during the third quarter of 2017 compared with $600 thousand in the second quarter of 2017 and $1.3 million in the third quarter of 2016. The provision for the third quarter of 2017 considered loan growth, an ongoing low level of charge-offs, a generally favorable trend in most asset quality statistics, and other qualitative considerations. As a result, the Company's allowance for loan losses remained adequate in management's view at 1.07% of total loans as of September 30, 2017, versus 1.09% at June 30, 2017, and 1.10% at September 30, 2016.

Total non-interest income in the third quarter of 2017 decreased $255 thousand or 2% to $11.1 million from $11.4 million in the prior-year quarter. This decrease reflected primarily a decline in gains on sales of mortgage loans held for sale as the market for home refinancing remains slow, along with lower swap fee income in 2017. These were partially offset by another solid performance by wealth management and trust. Total non-interest income for the nine months ended September 30, 2017, increased $1.4 million or 4% to $33.6 million from $32.2 million in the prior-year period, reflecting trends similar to those noted for the third quarter.

Total non-interest expense for the third quarter of 2017 increased approximately $799 thousand or 4% to $21.3 million from $20.5 million in the prior-year quarter. The increase primarily reflected the impact of personnel added to support growth and operations, along with health insurance costs under the Company's self-insured plan, which together were partially offset by lower FDIC insurance expense and reduced amortization of investments in tax-credit partnerships. Since tax-credit partnership opportunities are sporadic, the timing of these investments can cause the amortization expense and corresponding tax benefits to vary widely. For the nine months ended September 30, 2017, total non-interest expense increased $3.6 million or 6% to $63.8 million from $60.3 million for the same period last year, largely reflecting the same trends noted for the quarter.

The Company's pretax income increased 10% in the third quarter of 2017 versus the year-earlier period, and income tax expense for the third quarter of 2017 increased $213 thousand or 5% to $4.1 million from $3.9 million in the third quarter of 2016. This resulted in effective tax rates of 25.9% of 27.1%, respectively. The lower relative tax expense reflected, among other things, a tax benefit associated with the wind-down of one tax-credit partnership.

Louisville, Kentucky-based Stock Yards Bancorp, Inc., with $3.2 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904. The Company's common shares trade on the NASDAQ Global Select Market under the symbol SYBT.

The following table provides a reconciliation of total stockholders' equity, in accordance with US GAAP, to tangible common equity, which is a non-GAAP financial measure. The Company provides the tangible common equity ratio, in addition to those defined by banking regulators, because of its widespread use by investors to evaluate capital adequacy.

Tangible Common Equity Ratio (Dollars in thousands)

	Sept. 30, 2017	June 30, 2017	Sept. 30, 2016
Total stockholders' equity	$334,255	$326,500	$311,570
Less goodwill	(682)	(682)	(682)
Less core deposit intangible	(1,269)	(1,313)	(1,453)
Tangible common equity	$332,304	$324,505	$309,435

Total assets	$3,155,913	$3,126,762	$2,938,665
Less goodwill	(682)	(682)	(682)
Less core deposit intangible	(1,269)	(1,313)	(1,453)
Tangible assets	$3,153,962	$3,124,767	$2,936,530

Total stockholders' equity to total assets	10.59%	10.44%	10.60%
Tangible common equity ratio	10.54%	10.38%	10.54%

This report contains forward-looking statements under the Private Securities Litigation Reform Act that involve risks and uncertainties. Although the Company's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company's customers from other providers of financial services; government legislation and regulation, which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company's customers; and other risks detailed in the Company's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company. See Risk Factors outlined in the Company's Form 10-K for the year ended December 31, 2016.

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Third Quarter 2017 Earnings Release
(In thousands unless otherwise noted)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Income Statement Data
Net interest income, fully tax equivalent (1)	$26,363	$24,963	$77,179	$72,816
Interest income:
Loans	$25,401	$23,436	$73,812	$67,992
Federal funds sold	388	95	798	395
Mortgage loans held for sale	48	66	145	185
Securities	2,274	2,345	7,002	7,232
Total interest income	28,111	25,942	81,757	75,804
Interest expense:
Deposits	1,593	941	4,237	2,916
Federal funds purchased and short-term borrowings	77	19	125	57
Securities sold under agreements to repurchase	33	38	100	100
Federal Home Loan Bank (FHLB) advances	244	184	715	552
Total interest expense	1,947	1,182	5,177	3,625
Net interest income	26,164	24,760	76,580	72,179
Provision for loan losses	150	1,250	1,650	2,500
Net interest income after provision for loan losses	26,014	23,510	74,930	69,679
Non-interest income:
Wealth management and trust services	5,025	4,800	15,272	14,219
Service charges on deposit accounts	2,522	2,544	7,368	6,952
Bankcard transaction	1,492	1,455	4,412	4,198
Mortgage banking	781	1,072	2,380	2,896
Loss on the sale of securities	31	-	31	-
Securities brokerage	551	558	1,584	1,539
Bank owned life insurance	204	216	964	657
Other non-interest income	497	713	1,564	1,757
Total non-interest income	11,103	11,358	33,575	32,218
Non-interest expense:
Salaries and employee benefits	12,983	12,048	39,244	36,214
Net occupancy	1,621	1,646	4,765	4,716
Data processing	1,920	1,747	5,909	5,172
Furniture and equipment	316	277	861	853
FDIC insurance	242	356	716	1,035
Amortization of investment in tax credit partnerships	616	1,015	1,847	3,046
Other non-interest expenses	3,619	3,429	10,469	9,215
Total non-interest expense	21,317	20,518	63,811	60,251
Net income before income tax expense	15,800	14,350	44,694	41,646
Income tax expense	4,096	3,883	11,597	11,235
Net income	$11,704	$10,467	$33,097	$30,411

Weighted average shares - basic	22,542	22,385	22,524	22,325
Weighted average shares - diluted	22,964	22,803	22,984	22,711

Net income per share, basic	$0.52	$0.47	$1.47	$1.36
Net income per share, diluted	0.51	0.46	1.44	1.34
Cash dividend declared per share	0.20	0.18	0.59	0.53

Balance Sheet Data (at period end)
Total loans			$2,335,120	$2,222,706
Allowance for loan losses			24,948	24,369
Total assets			3,155,913	2,938,665
Non-interest bearing deposits			676,824	680,078
Interest bearing deposits			1,805,142	1,710,519
Federal Home Loan Bank advances			50,110	51,366
Stockholders' equity			334,255	311,570
Total shares outstanding			22,669	22,563
Book value per share			14.75	13.81
Market value per share			38.00	32.96

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Third Quarter 2017 Earnings Release

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Average Balance Sheet Data
Federal funds sold	$120,927	$72,673	$97,543	$100,653
Mortgage loans held for sale	3,515	5,070	3,656	4,918
Securities available for sale	439,601	466,462	460,044	474,925
FHLB stock and other securities	7,666	6,347	6,801	6,347
Loans	2,308,806	2,188,089	2,294,213	2,124,921
Earning assets	2,861,144	2,722,324	2,843,365	2,700,587
Assets	3,027,088	2,883,146	3,006,853	2,853,390
Interest bearing deposits	1,800,653	1,738,315	1,819,672	1,751,000
Total deposits	2,498,468	2,395,003	2,500,504	2,388,813
Securities sold under agreement to repurchase	73,806	68,835	67,556	60,438
Federal funds purchased and
other short term borrowings	27,535	23,471	20,581	25,021
Federal Home Loan Bank advances	50,221	44,194	50,541	43,533
Interest bearing liabilities	1,952,216	1,874,815	1,958,350	1,879,991
Stockholders' equity	330,864	309,045	324,235	300,743

Performance Ratios
Annualized return on average assets	1.53%	1.44%	1.47%	1.42%
Annualized return on average equity	14.03%	13.47%	13.65%	13.51%
Net interest margin, fully tax equivalent	3.66%	3.65%	3.63%	3.60%
Non-interest income to total revenue, fully tax equivalent	29.63%	31.27%	30.31%	30.67%
Efficiency ratio	56.90%	56.49%	57.62%	57.36%

Capital Ratios
Average stockholders' equity to average assets	10.93%	10.72%	10.78%	10.54%
Common equity tier 1 capital			12.67%	12.07%
Tier 1 risk-based capital			12.67%	12.07%
Total risk-based capital			13.64%	13.05%
Leverage			11.02%	10.63%

Loans by Type
Commercial and industrial			$750,728	$708,508
Construction and development			195,299	191,987
Real estate mortgage - commercial investment			576,810	510,128
Real estate mortgage - owner occupied commercial			397,804	412,733
Real estate mortgage - 1-4 family residential			261,707	245,229
Home equity - first lien			51,925	54,837
Home equity - junior lien			63,416	65,605
Consumer			37,431	33,679
Total loans			$2,335,120	$2,222,706

Asset Quality Data
Allowance for loan losses to total loans			1.07%	1.10%
Allowance for loan losses to average loans			1.09%	1.15%
Allowance for loan losses to non-performing loans			411.14%	305.84%
Nonaccrual loans			$4,858	$6,889
Troubled debt restructuring			949	999
Loans - 90 days past due & still accruing			261	80
Total non-performing loans			6,068	7,968
OREO and repossessed assets			2,640	5,042
Total non-performing assets			8,708	13,010
Non-performing loans to total loans			0.26%	0.36%
Non-performing assets to total assets			0.28%	0.44%
Net charge-offs to average loans (2)	0.01%	0.00%	0.03%	0.03%
Net charge-offs	$317	$22	$708	$572

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Third Quarter 2017 Earnings Release

	Five Quarter Comparison
	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16
Income Statement Data
Net interest income, fully tax equivalent (1)	$26,363	$25,434	$25,382	$25,272	$24,963
Net interest income	$26,164	$25,232	$25,184	$25,075	$24,760
Provision for loan losses	150	600	900	500	1,250
Net interest income after provision for loan losses	26,014	24,632	24,284	24,575	23,510
Wealth management and trust services	5,025	5,153	5,094	4,936	4,800
Service charges on deposit accounts	2,522	2,439	2,407	2,519	2,544
Bankcard transaction	1,492	1,514	1,406	1,457	1,455
Mortgage banking	781	897	702	1,001	1,072
Securities brokerage	551	494	539	606	558
Bank owned life insurance	204	556	204	214	216
Other non-interest income	497	622	445	586	713
Total non-interest income	11,103	11,675	10,797	11,319	11,358
Salaries and employee benefits	12,983	12,849	13,412	12,971	12,048
Net occupancy	1,621	1,514	1,630	1,563	1,646
Data processing	1,920	2,121	1,868	1,901	1,747
Furniture and equipment	316	268	277	290	277
FDIC Insurance	242	244	230	146	356
Amortization of investment in tax credit partnerships	616	615	616	1,412	1,015
Other non-interest expenses	3,619	3,735	3,115	2,986	3,429
Total non-interest expense	21,317	21,346	21,148	21,269	20,518
Net income before income tax expense	15,800	14,961	13,933	14,625	14,350
Income tax expense	4,096	4,359	3,142	4,009	3,883
Net income	$11,704	$10,602	$10,791	$10,616	$10,467

Weighted average shares - basic	22,542	22,538	22,492	22,448	22,385
Weighted average shares - diluted	22,964	22,996	23,002	22,952	22,803

Net income per share, basic	$0.52	$0.47	$0.48	$0.47	$0.47
Net income per share, diluted	0.51	0.46	0.47	0.46	0.46
Cash dividend declared per share	0.20	0.20	0.19	0.19	0.18

Balance Sheet Data (at period end)
Cash and due from banks	$47,700	$44,902	$43,583	$39,709	$41,533
Federal funds sold	81,378	80,223	45,898	8,264	16,360
Mortgage loans held for sale	5,459	3,055	3,884	3,213	5,959
Securities available for sale	571,522	576,291	556,144	570,074	541,681
FHLB stock and other securities	7,666	7,666	6,347	6,347	6,347
Total loans	2,335,120	2,309,668	2,272,778	2,305,375	2,222,706
Allowance for loan losses	24,948	25,115	24,481	24,007	24,369
Total assets	3,155,913	3,126,762	3,033,343	3,039,481	2,938,665
Non-interest bearing deposits	676,824	696,085	686,535	680,156	680,078
Interest bearing deposits	1,805,142	1,782,461	1,857,720	1,840,392	1,710,519
Securities sold under agreements to repurchase	71,863	65,024	65,701	67,595	67,315
Federal funds purchased and other short-term borrowings	161,961	161,463	10,975	47,374	76,387
Federal Home Loan Bank advances	50,110	50,433	50,755	51,075	51,366
Stockholders' equity	334,255	326,500	319,687	313,872	311,570
Total shares outstanding	22,669	22,662	22,661	22,617	22,563
Book value per share	14.75	14.41	14.11	13.88	13.81
Market value per share	38.00	38.90	40.65	46.95	32.96

Capital Ratios
Average stockholders' equity to average assets	10.93%	10.82%	10.59%	10.54%	10.72%
Common equity tier 1 capital	12.67%	12.51%	12.51%	12.10%	12.07%
Tier 1 risk-based capital	12.67%	12.51%	12.51%	12.10%	12.07%
Total risk-based capital	13.64%	13.49%	13.49%	13.04%	13.05%
Leverage	11.02%	10.88%	10.64%	10.54%	10.63%

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Third Quarter 2017 Earnings Release

	Five Quarter Comparison
	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16
Average Balance Sheet Data
Average federal funds sold	$120,927	$105,786	$65,304	$70,186	$72,673
Average mortgage loans held for sale	3,515	4,505	2,943	4,770	5,070
Average investment securities	439,601	454,834	486,209	494,868	466,462
Average loans	2,308,806	2,280,122	2,293,542	2,261,104	2,188,089
Average earning assets	2,861,144	2,830,211	2,838,491	2,821,373	2,722,324
Average assets	3,027,088	2,994,209	2,998,950	2,984,696	2,883,146
Average interest bearing deposits	1,800,653	1,812,290	1,846,579	1,802,150	1,738,315
Average total deposits	2,498,468	2,496,256	2,506,880	2,488,590	2,395,003
Average securities sold under agreement to repurchase	73,806	60,336	68,467	69,318	68,835
Average federal funds purchased and other short term borrowings	27,535	18,451	15,625	18,076	23,471
Average Federal Home Loan Bank advances	50,221	50,543	50,866	51,183	44,194
Average interest bearing liabilities	1,952,216	1,941,620	1,981,537	1,940,727	1,874,815
Average stockholders' equity	330,864	324,014	317,682	314,299	309,045

Performance Ratios
Annualized return on average assets	1.53%	1.42%	1.46%	1.41%	1.44%
Annualized return on average equity	14.03%	13.12%	13.78%	13.44%	13.47%
Net interest margin, fully tax equivalent	3.66%	3.60%	3.63%	3.56%	3.65%
Non-interest income to total revenue, fully tax equivalent	29.63%	31.46%	29.84%	30.93%	31.27%
Efficiency ratio	56.90%	57.52%	58.45%	58.13%	56.49%

Loans by Type
Commercial and industrial	$750,728	$749,036	$736,633	$736,841	$708,508
Construction and development	195,299	196,619	187,039	213,844	191,987
Real estate mortgage - commercial investment	576,810	547,196	546,957	538,886	510,128
Real estate mortgage - owner occupied commercial	397,804	408,558	406,209	408,292	412,733
Real estate mortgage - 1-4 family residential	261,707	255,939	244,349	249,498	245,229
Home equity - 1st lien	51,925	52,560	51,076	55,325	54,837
Home equity - junior lien	63,416	65,344	65,806	67,519	65,605
Consumer	37,431	34,416	34,709	35,170	33,679
Total loans	$2,335,120	$2,309,668	$2,272,778	$2,305,375	$2,222,706

Asset Quality Data
Allowance for loan losses to total loans	1.07%	1.09%	1.08%	1.04%	1.10%
Allowance for loan losses to average loans	1.09%	1.10%	1.07%	1.06%	1.11%
Allowance for loan losses to non-performing loans	411.14%	411.25%	402.18%	357.94%	305.84%
Nonaccrual loans	$4,858	$4,913	$5,099	$5,295	$6,889
Troubled debt restructuring	949	963	988	974	999
Loans - 90 days past due & still accruing	261	231	-	438	80
Total non-performing loans	6,068	6,107	6,087	6,707	7,968
OREO and repossessed assets	2,640	3,185	3,989	5,033	5,042
Total non-performing assets	8,708	9,292	10,076	11,740	13,010
Non-performing loans to total loans	0.26%	0.26%	0.27%	0.29%	0.36%
Non-performing assets to total assets	0.28%	0.30%	0.33%	0.39%	0.44%
Net charge-offs to average loans	0.01%	0.00%	0.02%	0.04%	0.00%
Net charge-offs (recoveries)	$317	$(34)	$426	$862	$22

Other Information
Total assets under management (in millions)	$2,746	$2,643	$2,615	$2,523	$2,413
Full-time equivalent employees	581	585	582	578	558

(1) - Interest income on a fully tax equivalent basis includes the additional amount of interest income that would have been earned if investments in certain tax-exempt interest earning assets had been made in assets subject to federal, state and local taxes yielding the same after-tax income.

(2) - Interim ratios not annualized

CONTACT:
Stock Yards Bancorp, Inc.
Nancy B. Davis, 502-625-9176
Executive Vice President and
Chief Financial Officer